AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1998
                          REGISTRATION NO. 333-49383-01

===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT No. 1

                                     TO THE
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                 -----------------------------------------------

            MAINSTREET BANKGROUP INCORPORATED                              MAINSTREET CAPITAL TRUST I
  (Exact name of Registrant as specified in its charter)     (Exact name of Registrant as specified in its charter)

               VIRGINIA                                   DELAWARE
   (State or other jurisdiction of            (State or other jurisdiction of
    incorporation or organization)             incorporation or organization)
              ---------                                  ---------
                 6712                                       6712
     (Primary Standard Industrial               (Primary Standard Industrial
     Classification Code Number)                Classification Code Number)
              54-1046817
 (I.R.S. Employer Identification No.)                    54-6423300
                                            (I.R.S. Employer Identification No.)

                  ---------------------------------------------
                                  P.O. BOX 4831
                        MARTINSVILLE, VIRGINIA 24115-4831
                                 (540) 666-3272
               (Address, including zip code, and telephone number,
                      including area code, of Registrants'
                          principal executive offices)
                  ---------------------------------------------
                               REBECCA J. JENKINS
           EXECUTIVE VICE PRESIDENT, SECRETARY AND ASSISTANT TREASURER
                                 (540) 666-3272

 (Name, address, including zip code, and telephone number, including area code, of agents for service)
                    ----------------------------------------
                                   COPIES TO:
                            DOUGLAS W. DENSMORE, ESQ.
               FLIPPIN, DENSMORE, MORSE, RUTHERFORD & JESSEE, P.C.
                            300 FIRST CAMPBELL SQUARE
                             ROANOKE, VIRGINIA 24011

===============================================================================

              Approximate Date of Commencement of Proposed Sale to
           the Public: As soon as practicable after this Registration
                          Statement becomes effective.

--------------------------------------------------------------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===========================================================================
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                      SUBJECT TO COMPLETION, JUNE 15, 1998

PROSPECTUS
                           MAINSTREET CAPITAL TRUST I

                              OFFER TO EXCHANGE ITS
                        8.90% SERIES B CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                        8.90% SERIES A CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
               UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                        MAINSTREET BANKGROUP INCORPORATED

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON JUNE 15, 1998, UNLESS EXTENDED

                                 ---------------

         MainStreet Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $50,000,000 aggregate Liquidation Amount of its 8.90% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.90% Series A Capital Securities (the "Old Capital Securities"), of which $50,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, MainStreet BankGroup Incorporated, a Virginia corporation ("MainStreet BankGroup" or the "Corporation"), also is offering to exchange: (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the New Capital Securities (the "New Guarantee"); and (ii) all of its outstanding 8.90% Series A Junior Subordinated Deferrable Interest Debentures due December 1, 2027 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 8.90% Series B Junior Subordinated Deferrable Interest Debentures due December 1, 2027 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

         The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that: (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws applicable to the Old Securities; (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under a Registration Rights Agreement, dated as of November 19, 1997 (the "Registration Rights Agreement"), among the Corporation, the Trust and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

         This Prospectus and the Letter of Transmittal are first being mailed to all registered holders of Old Capital Securities as of May 15, 1998.

         SEE "RISK FACTORS" COMMENCING ON PAGE 22 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

 THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT
              INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                        OR ANY OTHER GOVERNMENTAL AGENCY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 15, 1998.

         The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on December 1, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities--Description of Capital Securities--Subordination of Common Securities."

         As used herein: (i) the "Indenture" means the Indenture, dated as of November 19, 1997, between the Corporation and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), as amended and supplemented from time to time; and (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as amended and supplemented from time to time. In addition, as the context may require, unless otherwise expressly stated: (i) the term "Capital Securities" means the Old Capital Securities and the New Capital Securities; (ii) the term "Trust Securities" means the Capital Securities and the Common Securities; (iii) the term "Junior Subordinated Debentures" means the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iv) the term "Guarantee" means the Old Guarantee and the New Guarantee.

         Except as provided below, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds. Any Capital Securities sold other than in reliance on Rule 144A will be issued in certificated form. The Capital Securities are expected to be eligible for quotation on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") System of the National Association of Securities Dealers, Inc. at the time of issuance thereof. The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See "Description of New Securities--Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

         Holders of the Trust Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from November 19, 1997, and payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 1998, at the annual rate of 8.90% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may end on a date other than an Interest Payment Date (as defined herein) or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities also will be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantees by the Corporation or debt securities of any subsidiary of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8.90% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of New Securities--Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

         The Corporation has, through the Guarantee, the guarantee agreement of the Corporation relating to the Common Securities (the "Common Guarantee"), the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee and the Common Guarantee guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of New Securities--Description of Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust does not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee do not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, under the Indenture, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of New Securities--Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of New Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation to the extent and in the manner set forth in the Indenture. See "Description of New Securities--Description of Junior Subordinated Debentures--Subordination." See also, "Description of New Securities--Risk Factors--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures." In addition, because the Corporation is a holding company, the Junior Subordinated Debentures and the Guarantee effectively are subordinated to all existing and future liabilities, including deposits, of the Corporation's subsidiaries.

         The Trust Securities are subject to mandatory redemption in a Like Amount (as defined herein): (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"); (ii) in whole but not in part, at any time before December 1, 2007 (the "Initial Optional Prepayment Date"), contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to, for each Capital Security to be redeemed, the Special Event Prepayment Price (as defined herein) for a corresponding $1,000 principal amount of Junior Subordinated Debentures (the "Special Event Redemption Price"); and (iii) in whole or in part, on or after the Initial Optional Prepayment Date, contemporaneously with the optional prepayment by the Corporation of all or part of the Junior Subordinated Debentures, at a redemption price equal to, for each Capital Security to be redeemed, the Optional Prepayment Price (as defined herein) for a corresponding $1,000 principal amount of Junior Subordinated Debentures (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities--Description of Capital Securities--Redemption."

         Subject to the Corporation having received any required regulatory approval, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation: (i) on or after the Initial Optional Prepayment Date, in whole or in part, at a price (the "Optional Prepayment Price") equal to 104.450% of the principal amount thereof on the Initial Optional Prepayment Date, declining ratably on each December 1 thereafter to 100% on or after December 1, 2017, plus, in each case, accrued and unpaid interest thereon to the date of prepayment; or (ii) at any time prior to the Initial Optional Prepayment Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount (as defined below). The "Make-Whole Amount" shall be equal to the greater of: (a) 100% of the principal amount of the Junior Subordinated Debentures; or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in the case of each of clauses
(a) and (b), accrued and unpaid interest thereon and liquidated Damages (as defined herein), if any, to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of New Securities--Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         The Corporation has the right at any time (including without limitation upon the occurrence of a Tax Event (as defined herein)) to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to: (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities; and (ii) the receipt of any required regulatory approval. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of New Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

         The Corporation and the Trust are making the Exchange Offer of the New Capital Securities in reliance on existing interpretations of the Securities Act of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own no-action letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act: (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned no-action letters; (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such Old Capital Securities (other than pursuant to the Exchange Offer) unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer (a "Participating Broker-Dealer") holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

         Each holder of Old Capital Securities (other than certain specified holders) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that: (i) it is not an Affiliate of the Corporation or the Trust; (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business; and (iii) at the time of the Exchange Offer, it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing, information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the no-action letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any person, including any Participating Broker-Dealer, who is an Affiliate of the Corporation or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been no market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. There can be no assurance as to the liquidity of any markets that may develop for the New Capital Securities or the ability of a holder of the New Capital Securities to be able to sell such New Capital Securities. Future trading prices of the New Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results and the market for similar securities. The Initial Purchaser has informed the Trust and the Corporation that it intends to make a market in the New Capital Securities, however, the Initial Purchaser is not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of New Capital Securities. In addition, such market making activity will be subject to the limits of the Securities Act. The Corporation and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

         Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on June 15, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) and/or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all registration expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of New Capital Securities as of the record date for the payment of Distributions on June 1, 1998 will be entitled to receive Distributions accumulated from and including November 19, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after November 19, 1997. See "The Exchange Offer--Distributions on New Capital Securities."


     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

         THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND CAPITAL SECURITIES MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

         NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (A) IT IS NOT A PLAN SUBJECT TO ERISA; OR (B) THE ACQUISITION AND HOLDING OF CAPITAL SECURITIES BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR IS EXEMPT FROM ANY SUCH PROHIBITION.
                               -------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
-------------------

                                TABLE OF CONTENTS
Available Information............................................................................................12
Incorporation of Certain Documents by Reference..................................................................12
Summary..........................................................................................................13
Risk Factors.....................................................................................................22
The Trust........................................................................................................30
The Corporation..................................................................................................30
Selected Consolidated Financial Data of the Corporation..........................................................33
Recent Developments..............................................................................................34
Use of Proceeds..................................................................................................34
Ratio of Earnings to Fixed Charges...............................................................................35
Accounting Treatment.............................................................................................35
Capitalization...................................................................................................35
The Exchange Offer...............................................................................................36
Description of New Securities....................................................................................47
Description of Guarantee.........................................................................................71
Description of Old Securities....................................................................................73
Relationship Among the Capital Securities, the
 Junior Subordinated Debentures and the Guarantee................................................................74
Certain Federal Income Tax Considerations........................................................................75
ERISA Considerations.............................................................................................80
Plan of Distribution.............................................................................................81
Legal Matters....................................................................................................82
Experts..........................................................................................................82


                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 14th Floor, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information concerning the Corporation also can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "The Trust" and "Description of New Securities." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Corporation with the Commission are incorporated by reference in this Prospectus:

         1. Annual Report on Form 10-K for the year ended December 31, 1997.

         2. Current Reports on Form 8-K dated March 5, 1998 and March 13, 1998.

         All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to: MainStreet BankGroup Incorporated, 200 East Church Street, P. O. Box 4831, Martinsville, Virginia 24115-4831, Attention: Ms. Francia Brown, Shareholder Relations (telephone (540) 666-3234).


                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Memorandum. As used herein: (i) the "Indenture" means the Indenture, dated as of November 19, 1997, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures; (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"); (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities between the Corporation and The Bank of New York, as Guarantee Trustee (the "Guarantee Trustee"); and
(iv) the "Common Guarantee" means the Guarantee Agreement relating to the Common Securities. In addition, as the context may require: (i) "Capital Securities" and "Trust Securities" include the New Capital Securities (as defined herein);
(ii) "Junior Subordinated Debentures" includes the New Junior Subordinated Debentures (as defined herein); and (iii) "Guarantee" includes the New Guarantee (as defined herein).

                        MAINSTREET BANKGROUP INCORPORATED

         MainStreet BankGroup Incorporated ("the Corporation") is a multi-bank holding company headquartered in Martinsville, Virginia. Organized in 1977, the Corporation, through its eleven (11) affiliate banks (the "Banks"), and MainStreet Trust Company, National Association, a nationally chartered trust company (the "Trust Company"), engages in a general banking business and provides a broad spectrum of banking and trust services to consumers, businesses, institutions and governments. These services include accepting demand, savings and time deposits; making commercial, personal, installment, mortgage and construction loans; issuing letters of credit; and providing discount brokerage, trust services, bank-card services, mortgage banking and investment services. At December 31, 1997, the Corporation had total assets, deposits and shareholders' equity of $1.7 billion, $998.9 million and $128.7 million, respectively, not including recent acquisitions. See "Selected Financial Data" and "Recent Developments."

         The Banks seek customers whose total financial requirements they can serve. As a result, most of the Banks' business customers are small and medium-sized entities. While the Corporation considers this middle market to be its primary business market, the Corporation's lead bank, Piedmont Trust Bank, has banking relationships with many of the larger textile and furniture manufacturing companies located in its market area.

         The principal markets served by the Corporation and its Banks are: the City of Martinsville and Henry County; the Town of Hillsville and City of Galax, and Carroll and Grayson Counties; the Towns of Ferrum and Rocky Mount and Franklin County; the Town of Forest, City of Lynchburg, and Bedford, Campbell and Amherst Counties; the Town of Stuart and Patrick County; the Towns of Saltville and Chilhowie and Smyth County; the towns of Mechanicsville and Ashland, and Hanover, Chesterfield, and Henrico Counties; the towns of McLean and Reston and Fairfax County; and the City of Clifton Forge, City of Richmond, and Alleghany, Bath and northern Botetourt Counties, Virginia and contiguous areas; and the City of Prince George County, Maryland, College Park, Maryland, and contiguous areas. The Corporation's affiliate Banks operate a total of 45 offices in these markets.

         The Corporation maintains a growth plan that continually identifies and evaluates acquisition opportunities. On March 13, 1998, the Corporation announced an agreement to acquire Ballston Bancorp, Inc., the holding company for the Bank of Northern Virginia, an $80 million bank with three offices in the Arlington, Virginia area.

         During 1994, the Corporation moved to a centralized management approach, providing direction to the Banks and performing selected services in the compliance, data processing, financial management, human resources, investment, accounting, marketing, mortgage, trust and audit areas. The Banks have individual credit limits to approve loans, and loans above that limit require the approval of the Corporation's central credit administration. The Banks also still must approve investments and other activities consistent with past practices and the needs of their communities. To coordinate the activities of the Banks and to maintain internal controls, the Corporation utilizes a planning and budgeting process which involves Company officers, presidents of the Banks, and principal department heads. Performance targets and budget goals are developed for each Bank on an annual basis, with financial and operating results reported and reviewed periodically during the year.

         During 1997, the Corporation organized the Trust Company to offer fiduciary services in all the markets served by its affiliate banks and elsewhere. This centralized approach to fiduciary services allows the Corporation's affiliates to offer to the customer a broader array of more sophisticated products more efficiently and effectively than could otherwise be accomplished.

                           MAINSTREET CAPITAL TRUST I

         The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Trust's business and affairs are conducted by the Issuer Trustees: The Bank of New York as Property Trustee, The Bank of New York (Delaware) as Delaware Trustee and three individual Administrative Trustees who are officers of the Corporation. The Trust exists for the exclusive purposes of:
(i) issuing and selling the Trust Securities; (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation; and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.


                               THE EXCHANGE OFFER
         The Exchange Offer.............    Up  to  $50,000,000   aggregate   Liquidation  Amount  of  New  Capital
                                            Securities   are  being  offered  in  exchange  for  a  like  aggregate
                                            Liquidation  Amount of Old Capital  Securities.  Old Capital Securities
                                            may be  tendered  for  exchange  in whole  or in part in a  Liquidation
                                            Amount of $100,000 (100 Capital  Securities)  or any integral  multiple of $1,000 (one Capital  Security) in excess  thereof.  The  Corporation and the Trust are making the Exchange  Offer in order to satisfy  their obligations  under the Registration  Rights  Agreement  relating to the
                                            Old  Capital  Securities.  For a  description  of  the  procedures  for tendering Old Capital Securities,  see "The Exchange  Offer--Procedures
                                            for Tendering Old Capital Securities."

         Expiration Date................    5:00 p.m.,  New York City time,  on June 15, 1998,  unless the Exchange
                                            Offer is  extended by the  Corporation  or the Trust (in which case the
                                            Expiration  Date  will  be the  latest  date  and  time  to  which  the
                                            Exchange  Offer is  extended).  See "The Exchange  Offer--Terms  of the
                                            Exchange Offer."

         Conditions to the
         Exchange Offer.................    The  Exchange  Offer is  subject to  certain  conditions,  which may be waived  by the  Corporation  and the  Trust in their  sole  discretion.
                                            The  Exchange  Offer is not  conditioned  upon any minimum  Liquidation
                                            Amount of Old Capital  Securities  being  tendered.  See "The  Exchange
                                            Offer--Conditions to the Exchange Offer."

         Offer..........................    The  Corporation  and the Trust  reserve  the  right in their  sole and absolute  discretion,  subject to its agreements and applicable law, at any time and from  time to time:  (i) to delay  the  acceptance  of the
                                            Old Capital  Securities  for  exchange;  (ii) to terminate the Exchange
                                            Offer if certain  specified  conditions have not been satisfied;  (iii)
                                            to extend  the  Expiration  Date of the  Exchange  Offer and retain all
                                            Old  Capital  Securities  tendered  pursuant  to  the  Exchange  Offer, subject,  however,  to the right of holders of Old  Capital  Securities to withdraw  their  tendered Old Capital  Securities;  or (iv) to waive any  condition  or otherwise  amend the terms of the Exchange  Offer in any respect.  See "The Exchange Offer--Terms of the Exchange Offer."

         Withdrawal Rights..............    Tenders of Old Capital  Securities  may be  withdrawn at any time on or prior to the  Expiration  Date by  delivering a written  notice of such
                                            withdrawal   to  the  Exchange   Agent  in   conformity   with  certain
                                            procedures  set  forth  below  under  "The  Exchange  Offer--Withdrawal
                                            Rights."


         Procedures for Tendering
         Old Capital Securities.........    Tendering  holders of Old Capital  Securities  must complete and sign a
                                            Letter of Transmittal  in accordance  with the  instructions  contained therein  and  forward  the same by mail,  facsimile  or hand  delivery, together  with any other  required  documents,  to the Exchange  Agent,
                                            either  with  the  Old  Capital   Securities   to  be  tendered  or  in
                                            compliance  with the specified  procedures for  guaranteed  delivery of
                                            Old Capital  Securities.  Certain brokers,  dealers,  commercial banks,
                                            trust   companies  and  other  nominees  also  may  effect  tenders  by book-entry  transfer,  including an Agent's Message in lieu of a Letter of  Transmittal.  Holders of Old Capital  Securities  registered in the name of a broker,  dealer,  commercial  bank,  trust  company  or other nominee  are urged to  contact  such  person  promptly  if they wish to tender Old Capital  Securities  pursuant  to the  Exchange  Offer.  See
                                            "The   Exchange    Offer--Procedures    for   Tendering   Old   Capital
                                            Securities."  Letters  of  Transmittal  and  certificates  representing
                                            Old Capital  Securities  should not be sent to the  Corporation  or the
                                            Trust.  Such  documents  should  only be sent  to the  Exchange  Agent.
                                            See "The Exchange Offer Exchange Agent."

         Resales of New
         Capital Securities.............    The  Corporation  and the  Trust  are  making  the  Exchange  Offer  in reliance on the  position of the staff of the  Division of  Corporation
                                            Finance of the  Commission  as set forth in certain  no-action  letters addressed  to third  parties in other  transactions.  However,  neither the Corporation  nor the Trust has sought its own no-action  letter and
                                            there  can  be  no  assurance   that  the  staff  of  the  Division  of
                                            Corporation   Finance   of  the   Commission   would   make  a  similar
                                            determination  with  respect  to the  Exchange  Offer as it has in such no-action  letters  to third  parties.  Based on these  interpretations
                                            by  the  staff  of  the   Division  of   Corporation   Finance  of  the
                                            Commission,  and subject to the two  immediately  following  sentences, the  Corporation  and the Trust  believe  that New  Capital  Securities issued  pursuant to this  Exchange  Offer in  exchange  for Old Capital
                                            Securities   may  be  offered   for   resale,   resold  and   otherwise
                                            transferred  by  a  holder  thereof  (other  than  a  holder  who  is a broker-dealer)  without further  compliance with the  registration  and prospectus  delivery  requirements of the Securities Act, provided that such New Capital  Securities  are  acquired in the  ordinary  course of such holder's business and that such holder is not  participating,  and has no arrangement  or  understanding  with any person to  participate, in a distribution  (within the meaning of the  Securities  Act) of such
                                            New   Capital   Securities.   However,   any  holder  of  Old   Capital
                                            Securities  who is an Affiliate of the  Corporation or the Trust or who
                                            intends  to  participate  in the  Exchange  Offer  for the  purpose  of distributing  the New  Capital  Securities,  or any  broker-dealer  who
                                            purchased  the  Old  Capital   Securities  from  the  Trust  to  resell
                                            pursuant  to Rule  144A or any  other  available  exemption  under  the
                                            Securities  Act:  (i) will  not be able to rely on the  interpretations of the staff of the Division of  Corporation  Finance of the Commission
                                            set forth in the  above-mentioned  no-action letters;  (ii) will not be permitted  or entitled to tender  such Old  Capital  Securities  in the
                                            Exchange  Offer;  and  (iii)  must  comply  with the  registration  and prospectus  delivery  requirements  of the Securities Act in connection with any sale or other transfer of such Old Capital  Securities  unless such sale is made  pursuant  to an  exemption  from such  requirements.
                                            In  addition,  as  described  below,  if any  broker-dealer  holds  Old
                                            Capital  Securities  acquired  for  its  own  account  as a  result  of market-making  or  other  trading  activities  and  exchanges  such Old
                                            Capital   Securities   for   New   Capital   Securities,    then   such
                                            broker-dealer  must deliver a prospectus  meeting the  requirements  of the Securities  Act in connection  with any resales of such New Capital
                                            Securities.  Each  holder  of Old  Capital  Securities  who  wishes  to exchange  Old  Capital  Securities  for New Capital  Securities  in the
                                            Exchange  Offer  will  be  required  to  represent  in  the  Letter  of
                                            Transmittal or by  transmission  of an Agent's  Message that: (i) it is not an  Affiliate  of  the  Corporation  or the  Trust;  (ii)  any  New
                                            Capital  Securities  to be  received  by it are being  acquired  in the ordinary  course  of  its  business;  and  (iii)  at  the  time  of the
                                            Exchange  Offer,  it has  no  arrangement  or  understanding  with  any person to  participate  in a  distribution  (within  the meaning of the
                                            Securities  Act)  of  such  New  Capital  Securities.   The  Letter  of
                                            Transmittal    contains    the    foregoing    representations.    Each
                                            Participating  Broker-Dealer  that receives New Capital  Securities for its own account  pursuant to the Exchange  Offer will be deemed to have acknowledged  by execution of the Letter of  Transmittal or delivery of an  Agent's  Message  (as  defined  herein)  that it  acquired  the Old
                                            Capital  Securities for its own account as the result of  market-making activities  or other  trading  activities  and must  agree that it will deliver a prospectus  meeting the  requirements  of the  Securities Act in  connection  with any  resale of such New  Capital  Securities.  The
                                            Letter  of  Transmittal   states  that,  by  so  acknowledging  and  by
                                            delivering a  prospectus,  a  Participating  Broker-Dealer  will not be deemed to admit  that it is an  "underwriter"  within  the  meaning  of the  Securities  Act.  Based on the position  taken by the staff of the
                                            Division of  Corporation  Finance of the  Commission  in the  no-action letters  referred  to above,  the  Corporation  and the  Trust  believe that  Participating  Broker-Dealers who acquired Old Capital Securities for  their  own  account  as a result of  market-making  activities  or
                                            other  trading   activities  may  fulfill  their  prospectus   delivery
                                            requirements with respect to the New Capital  Securities  received upon exchange  of such  Old  Capital  Securities  (other  than  Old  Capital
                                            Securities  which represent an unsold  allotment from the original sale
                                            of  the  Old  Capital   Securities)  with  a  prospectus   meeting  the
                                            requirements  of the  Securities  Act,  which  may  be  the  prospectus prepared  for an exchange  offer so long as it  contains a  description of the plan of  distribution  with  respect  to the  resale of such New
                                            Capital  Securities.   Accordingly,  this  Prospectus,  as  it  may  be
                                            amended  or  supplemented   from  time  to  time,  may  be  used  by  a
                                            Participating  Broker-Dealer  in connection with resales of New Capital
                                            Securities  received in exchange for Old Capital  Securities where such
                                            Old   Capital   Securities   were   acquired   by  such   Participating
                                            Broker-Dealer  for its own  account  as a result  of  market-making  or other trading  activities.  Subject to certain  provisions set forth in the  Registration  Rights  Agreement and to the  limitations  described below under "The Exchange  Offer--Resales  of New Capital  Securities,"
                                            the Corporation and the Trust have agreed that this  Prospectus,  as it may be  amended  or  supplemented  from time to time,  may be used by a
                                            Participating  Broker-Dealer  in  connection  with  resales of such New
                                            Capital  Securities  for a period  ending 90 days after the  Expiration
                                            Date (subject to extension  under certain  limited  circumstances)  or, if earlier,  when all such New Capital  Securities  have been  disposed of by such  Participating  Broker-Dealer.  See "Plan of  Distribution."
                                            Any  person,  including  any  Participating  Broker-Dealer,  who  is an
                                            Affiliate  of the  Corporation  or the  Trust  may  not  rely  on  such
                                            no-action   letters  and  must  comply   with  the   registration   and
                                            prospectus  delivery  requirements  of the Securities Act in connection with any resale  transaction.  See "The Exchange  Offer--Resales of New
                                            Capital Securities."

         Exchange Agent.................    The exchange  agent with  respect to the Exchange  Offer is The Bank of
                                            New York (the  "Exchange  Agent").  The  addresses,  and  telephone and facsimile  numbers,  of the  Exchange  Agent  are  set  forth  in  "The
                                            Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

         Use of Proceeds................    Neither the  Corporation  nor the Trust will receive any cash  proceeds from the issuance of the New Capital  Securities  offered  hereby.  See
                                            "Use of Proceeds."

         Certain Federal Income
         Tax Considerations;
         ERISA Considerations...........    Holders of Old Capital  Securities  should review the  information  set forth under  "Certain  Federal  Income Tax  Considerations"  and "ERISA
                                            Considerations"  prior  to  tendering  Old  Capital  Securities  in the
                                            Exchange Offer.






                           THE NEW CAPITAL SECURITIES

         Securities Offered.............    Up to  $50,000,000  aggregate  Liquidation  Amount of the  Trust's  New
                                            Capital  Securities  which have been  registered  under the  Securities
                                            Act  (Liquidation  Amount  $1,000 per New  Capital  Security).  The New
                                            Capital  Securities will be issued and the Old Capital  Securities were issued under the Trust  Agreement.  The New Capital  Securities and any
                                            Old Capital  Securities which remain  outstanding after consummation of the  Exchange  Offer will vote  together as a single class for purposes
                                            of  determining   whether  holders  of  the  requisite   percentage  in
                                            outstanding  Liquidation  Amount thereof have taken certain  actions or exercised  certain rights under the Trust  Agreement.  See "Description of New  Securities--Description  of Capital  Securities--Voting Rights;
                                            Amendment  of the  Trust  Agreement."  The  terms  of the  New  Capital
                                            Securities  are identical in all material  respects to the terms of the
                                            Old Capital  Securities,  except that the New Capital  Securities  have been  registered  under the  Securities  Act and therefore  will not be subject to certain  restrictions  on transfer  under  federal and state
                                            securities   laws  and  will  not  provide  for  any  increase  in  the
                                            Distribution  rate  thereon.  See "The Exchange  Offer--Purpose  of the
                                            Exchange  Offer,"  "Description of New Securities" and  "Description of
                                            Old Securities."

         Distribution Dates.............    June 1 and December 1 of each year, commencing June 1, 1998.

         Extension Periods..............    Distributions  on the  Capital  Securities  will  be  deferred  for the duration  of any  Extension  Period  elected  by the  Corporation  with
                                            respect  to  the  payment  of  interest  on  the  Junior   Subordinated
                                            Debentures.   No   Extension   Period   will   exceed  10   consecutive
                                            semi-annual  periods,  end on a date  other  than an  Interest  Payment
                                            Date or extend beyond the Stated  Maturity  Date. See  "Description  of
                                            New  Securities--Description of Junior Subordinated  Debentures--Option
                                            to Extend  Interest  Payment Date" and "Certain  United States  Federal
                                            Income  Tax   Considerations--Interest   Income  and   Original   Issue
                                            Discount."

         Ranking........................    The New Capital  Securities rank pari passu,  and payments thereon will be made  pro  rata,  with the Old  Capital  Securities  and the  Common
                                            Securities   except   as   described   under    "Description   of   New
                                            Securities--Description of Capital  Securities--Subordination  of Common
                                            Securities."  The New Junior  Subordinated  Debentures  rank pari passu with the Old  Junior  Subordinated  Debentures,  and all  other  junior
                                            subordinated   debentures   issued  by  the  Corporation   (the  "Other
                                            Debentures")   and  sold  to  other   trusts   established   or  to  be
                                            established  by the  Corporation,  in each  case  similar  to the Trust
                                            (the  "Other   Trusts"),   and  are   unsecured   obligations   of  the
                                            Corporation  and  subordinate  and  junior in right of  payment  to all
                                            Senior  Indebtedness  of  the  Corporation  to  the  extent  and in the
                                            manner  set  forth  in  the   Indenture.   See   "Description   of  New
                                            Securities--Description  of Junior  Subordinated  Debentures."  The New
                                            Guarantee  ranks  pari  passu  with the Old  Guarantee,  and all  other
                                            guarantees   issued  by  the   Corporation   with  respect  to  capital
                                            securities  issued  or  to  be  issued  by  Other  Trusts  (the  "Other
                                            Guarantees")   and   constitutes   an  unsecured   obligation   of  the
                                            Corporation  and ranks  subordinate  and  junior in right of payment to all Senior  Indebtedness  of the  Corporation  to the extent and in the manner set forth in the Guarantee  Agreement.  See  "Description of New
                                            Securities--Description of Guarantee."

         Redemption.....................    The Trust  Securities  are subject to  mandatory  redemption  in a Like
                                            Amount:  (i) in whole  but not in part,  on the  Stated  Maturity  Date upon  repayment of the Junior  Subordinated  Debentures;  (ii) in whole
                                            but   not  in   part,   at  any   time   before   December   1,   2007,
                                            contemporaneously   with  the   optional   prepayment   of  the  Junior
                                            Subordinated  Debentures by the  Corporation  upon the  occurrence  and continuation  of a Special  Event  (as  defined  herein);  and (iii) in whole  or  in  part,  at  any  time  on  or  after  December  1,  2007, contemporaneously  with the optional  prepayment by the  Corporation of all or part of the  Junior  Subordinated  Debentures,  in each  case at
                                            the   applicable    Redemption   Price.   See   "Description   of   New
                                            Securities--Description of Capital Securities--Redemption."

         Rating.........................    The New  Capital  Securities  are  expected to be rated "BB-" by Duff &
                                            Phelps Credit  Rating Co. and "BB" by Thomson  BankWatch,  Inc.,  which are the  ratings  which such  agencies  have  given to the Old  Capital
                                            Securities.  A security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be subject to  revision or  withdrawal  at any time by the assigning rating organization.

         Transfer ......................    The Capital  Securities will be issued,  and may be  transferred,  only in blocks  having a  Liquidation  Amount of not less than $100,000 (100
                                            Capital  Securities) and in $1,000  increments  above that amount.  Any transfer,  sale or other  disposition of Capital  Securities  resulting in a block having a Liquidation  Amount of less than $100,000  shall be deemed to be void and of no legal effect whatsoever.

         Absence of Market for the
         New Capital Securities.........    The New  Capital  Securities  will be a new  issue  of  securities  for which  there  currently  is no  market.  Sandler  O'Neill  &  Partners,
                                            L.P.,  the  initial  purchaser  of  the  Old  Capital  Securities  (the
                                            "Initial  Purchaser"),  informed  the  Corporation  and  the  Trust  in connection  with the  offering  of the Old Capital  Securities  that it intends to make a market in the New  Securities  when issued.  However, neither  Initial  Purchaser  is  obligated  to make a market in the Old
                                            Capital Securities or the New Capital  Securities,  and any such market making may be  discontinued  at any time without  notice.  Accordingly, there can be no  assurance  as to the  development  or liquidity of any market for the Capital  Securities.  The Trust and the  Corporation  do
                                            not  intend to apply  for  listing  of the  Capital  Securities  on any securities  exchange or for quotation through the National  Association
                                            of  Securities  Dealers  Automated   Quotation  System.  See  "Plan  of
                                            Distribution."


                                  RISK FACTORS

         Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the New Capital Securities offered hereby.

Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures; Limitations on Sources of Funds

         The obligations of the Corporation under the Guarantee issued by it for the benefit of holders of Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all present and future Senior Indebtedness of the Corporation to the extent and in the manner set forth in the Indenture and the Guarantee, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when: (i) there shall have occurred and be continuing a default, in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default; or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures until payment has been made on all Senior Indebtedness. At December 31, 1997, the Corporation had $1.5 billion of Senior Indebtedness outstanding, including deposits. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. At December 31, 1997, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $1.4 billion, including deposits. Accordingly, the Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries including the Corporation's subsidiaries' deposit liabilities, which aggregated $998.9 million at December 31, 1997, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. The Guarantee constitutes an unsecured obligation of the Corporation and ranks subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Junior Subordinated Debentures. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of New Securities -- Description of Guarantee -- Status of Guarantee" and "-- Description of Junior Subordinated Debentures" --"General" and "--Subordination."

         The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

         The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from the Banks to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. In addition to restrictions on the payment of dividends, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks, unless the loans are secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

         Each of the Banks, with the exception of The First National Bank of Clifton Forge ("Clifton Forge"), and Tysons National Bank ("Tysons"), is a state member bank of the Federal Reserve System. As a result the Banks, with the exception of Clifton Forge and Tysons, are regulated by the Federal Reserve Board and (except for Commerce Bank which is a Maryland bank) the Virginia State Corporation Commission ("SCC"). Commerce Bank as a Maryland Bank is regulated by the Maryland Banking Commissioner. Clifton Forge, Tysons and the Trust Company are national banking associations and are regulated by the Office of the Comptroller of the Currency ("OCC"), and in addition, Clifton Forge and Tysons are a member banks of the Federal Reserve System and regulated by the Federal Reserve Board. There are various regulatory limitations applicable to the payment of dividends by the Banks and the Trust Company as well as the payment of dividends by the Corporation to its shareholders. Under the laws of Virginia, state chartered banks are required to obtain the prior approval of the SCC if cash dividends declared in any given year exceed net income for that year plus net income for the prior two years, less all dividends paid during the current year and two prior years. For a Maryland state-chartered bank, dividends may be paid out of undivided profits or, with the prior approval of the Maryland Banking Commissioner, from surplus in excess of 100% of required capital stock after providing for all expenses, losses, interest, and taxes that are due or accrued. National banking associations, on the other hand, are not permitted to pay dividends out of undivided profits until their surplus equals their capital. Dividends are generally prohibited unless at least a tenth of their net income for the preceding half year (if the dividend is a quarterly or semiannual dividend) or for the preceding two consecutive half year periods (if the dividend is an annual dividend) have been carried into a surplus. In the case of the Banks, the Trust Company and the Corporation, the payment of dividends may also be limited by other factors, such as requirements to maintain capital above regulatory guidelines. Under existing supervisory practices at December 31, 1997 the Banks could have paid additional dividends of $36.5 million without obtaining prior regulatory approval. The Trust Company is already paying dividends out of its retained earnings to the Corporation. Bank regulatory agencies have authority to prohibit any Bank and the Trust Company or the Corporation from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the Bank in question, the Trust Company or the Corporation, could be deemed to constitute such an unsafe or unsound practice. The Federal Reserve Board has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless:
(i) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

         Under the Federal Deposit Insurance Act ("FDIA"), insured depository institutions such as the Banks are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on the Banks' current financial condition, the Corporation does not expect that this provision will have any impact on its ability to obtain dividends from the Banks in the near future.

         In addition to limitations on dividends, the Banks are limited in the amount of loans and other extensions of credit that may be extended to the Corporation, and any such loans or extensions of credit are subject to collateral security requirements. Generally, up to 10% of each Bank's regulatory capital, surplus, undivided profits, allowance for loan losses and contingency reserves may be loaned to the Corporation. There are other restrictions applicable to the transactions between the Banks and the Corporation. As of December 31, 1997, approximately $13.8 million of credit was available to the Corporation under this limitation.

Option to Extend Interest Payment Period; Tax Consequences; Market Price Consequences

         So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 8.90% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period. During the pendency of any Extension Period, the Corporation generally will be prohibited from declaring or paying dividends on the Corporation's capital stock. See "Description of New Securities--Description of Capital Securities--Distributions."

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.90%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities--Description of Capital Securities--Distributions" and "--Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

         The Corporation has no current plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

         Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

Special Event Redemption

         Upon the occurrence and continuation of a Special Event (including a Tax Event or a Regulatory Capital Event (in each case as defined under "Description of New Securities--Description of Junior Subordinated Debentures--Special Event Prepayment")) prior to the Initial Optional Prepayment Date, the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approval. See "Description of New Securities--Description of Capital Securities--Redemption."

Proposed Tax Legislation

         Last year, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest in respect of certain types of debt obligations (the "Administration's Proposal"). This legislation was not adopted. Congress continues to discuss, however, various changes to the federal tax code, including a flat tax or a national "sales tax." It is impossible to predict what changes Congress may make to existing tax laws and what effect these changes may have on the deduction of interest for certain debt obligations and other tax issues affecting this investment. See "Description of New Securities--Description of Capital Securities--Redemption" and "Description of Junior Subordinated Debentures--Special Event Prepayment." See also "Certain Federal Income Tax Considerations--Proposed Tax Legislation."

Liquidation Distribution of Junior Subordinated Debentures

         The Corporation has the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to: (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of Capital Securities; and (ii) receipt of any required regulatory approval. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. Upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

Possible Adverse Effect on Market Prices

         There can be no assurance as to the market prices for Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of New Securities--Description of Junior Subordinated Debentures."

Rights Under the Guarantee

         The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time; (ii) the applicable Redemption Price with respect to the Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time; and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

         The holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay the principal of (or premium, if any) or interest (including Additional Sums (as defined below) and Compounded Interest (as defined below), if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities--Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "--Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture. The Bank of New York acts as Guarantee Trustee and holds the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York also acts as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) acts as Delaware Trustee under the Trust Agreement.

Limited Voting Rights

         Holders of Capital Securities generally will have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. Holders of Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of New Securities--Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

Consequences of a Failure to Exchange Old Capital Securities

         The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement. The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer.

         To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

         The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities--Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement."

         The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by April 18, 1998 and declared effective by May 18, 1998, the Distribution rate borne by the Old Capital Securities commencing on November 19, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement. The New Capital Securities will not be entitled to any such increase in the Distribution rate thereon. See "Description of Old Capital Securities."

Trading Characteristics of the Capital Securities

         The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

Absence of Public Market

         The Old Capital Securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability under the Securities Act and applicable state securities laws if they are not exchanged for New Capital Securities. Although the New Capital Securities generally may be resold or otherwise transferred by the holders (who are not Affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust were advised by the Initial Purchaser in connection with the offering of the Old Capital Securities that the Initial Purchaser intends to make a market in the Old Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

         If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Corporation's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

         Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are Affiliates of the Corporation or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each Participating Broker-Dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

         Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. None of the Corporation, the Trust or the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

Year 2000

         The Year 2000 technology problem represents risks to all corporations due to the potential failure of date related systems. To address this potential threat, the Corporation is devoting significant time and resources to manage our Year 2000 project. The Year 2000 Task Force has been established, and ad hoc committee comprised of representatives from most management and operations functions. This committee provides management with guidance and oversight in addressing the Corporation's Year 2000 initiatives.

         The Corporation's critical core applications are provided by an outside vendor, Information Technology Incorporated. This vendor has indicated that the ITI software is Year 2000 compliant, and the Corporation intends to test this software in conjunction with existing hardware during 1998 to verify compliance. The Corporation has identified certain non-critical applications that are not Year 2000 compliant, and these systems are scheduled for replacement during 1998 and 1999. The availability and continued use of these automated processes is dependent on the Corporation's ability to meet these schedules. Costs associated with the purchase and installation of these systems are considered to be normal technology improvements that are consistent with the planned growth of the Corporation and a part of the normal budgetary process.

         In addition, the Corporation has implemented several highly successful education programs that focus on providing current, accurate information on the problem to employees, local industry, small businesses and community leaders in an effort to encourage others to also become proactive. However, there is no guarantee that unexpected Year 2000-related problems, causing monetary or service losses to the Corporation, will not develop from internal systems, outside vendors, or bank customers.

                                    THE TRUST

         The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Trust exists for the exclusive purposes of: (i) issuing and selling the Trust Securities (which represent undivided beneficial interests in the assets of the Trust); (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures; and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Trust. All of the Common Securities are owned directly by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and the continuance of an event of default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of New Securities--Description of Capital Securities -Subordination of Common Securities." The Corporation acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by trustees (the "Issuer Trustees") appointed by the Corporation as the direct holder of the Common Securities. The Issuer Trustees are The Bank of New York as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware) as the Delaware Trustee (the "Delaware Trustee") and three individual trustees (the "Administrative Trustees") who are officers of the Corporation. The Bank of New York, as Property Trustee, acts as sole indenture trustee under the Trust Agreement. The Bank of New York also acts as indenture trustee under the Guarantee and the Indenture. See "Description of New Securities Description of Guarantee" and "--Description of Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation as issuer of the Junior Subordinated Debentures will pay all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the Exchange Offer, except as provided herein, and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executives office of the Trust is c/o MainStreet BankGroup Incorporated, 200 East Church Street, Martinsville, Virginia 24112-5409.

                                 THE CORPORATION

         MainStreet BankGroup Incorporated (the "Corporation") is a multi-bank holding company headquartered in Martinsville, Virginia. Organized in 1977, the Corporation, through its affiliate banks (the "Banks"), and MainStreet Trust Company, National Association, a nationally chartered trust company (the "Trust Company"), engages in a general banking business and provides a broad spectrum of full-service banking and trust services to consumers, businesses, institutions and governments, including accepting demand, savings and time deposits; making commercial, personal, installment, mortgage and construction loans; issuing letters of credit; and providing discount brokerage, trust services, bank-card services, mortgage banking and investment services.

         The Banks seek customers whose total financial requirements they can serve. As a result, most of the Banks' business customers are small and medium-sized entities. While the Corporation considers this middle market to be its primary business market, the Corporation's lead bank, Piedmont Trust Bank, has banking relationships with many of the larger textile and furniture manufacturing companies located in its market area.

         Principal markets served by the Corporation and its Banks are: the City of Martinsville and Henry County; the Town of Hillsville and City of Galax, and Carroll and Grayson Counties; the Towns of Ferrum and Rocky Mount and Franklin County; the Town of Forest, City of Lynchburg, and Bedford, Campbell and Amherst Counties; the Town of Stuart and Patrick County; the Towns of Saltville and Chilhowie and Smyth County; the City of Richmond, the towns of Mechanicsville and Ashland, and Hanover, Chesterfield, and Henrico Counties; the towns of McLean and Reston and Fairfax County; and the City of Clifton Forge, City of Richmond, and Alleghany, Bath and northern Botetourt Counties, Virginia and contiguous areas; and the City of Prince George County, Maryland, College Park, Maryland, and contiguous areas. The Corporation's affiliate Banks operate a total of 45 offices in these markets.

         The Corporation continually seeks acquisition opportunities for banks and bank related financial institutions. On March 13, 1998, the Corporation announced an agreement to acquire Ballston Bancorp, Inc., the holding company for the Bank of Northern Virginia, an $80 million bank with three offices in the Arlington, Virginia area.

         During 1994, the Corporation moved to a centralized approach in management, providing direction to the Banks and performing selected services in the compliance, data processing, financial management, human resources, investment, accounting, marketing, mortgage, trust and audit areas. The Banks still are permitted to approve loans up to a certain credit limit, above which central credit administration must consent. The Banks also must approve investments and other activities in their areas consistent with past practices and the needs of their communities. To coordinate the activities of the Banks and to maintain internal controls, the Corporation utilizes a planning and budgeting process which involves the Corporation officers, presidents of the Banks, and principal department heads. Performance targets and budget goals are developed for each Bank on an annual basis, with financial and operating results reported and reviewed periodically during the year.

         During 1997, the Corporation organized the Trust Company to offer fiduciary services in all the markets served by its affiliate banks and elsewhere. This centralized approach to fiduciary services allows the Corporation affiliates to offer to the customer a broader array of more sophisticated products more efficiently and effectively than could otherwise be accomplished.

         The principal executive offices of the Corporation are located at 200 East Church Street, Martinsville, Virginia 24112-5409 and its telephone number is (540) 632-2971.

         MainStreet Trust Company, National Association. The Trust Company was incorporated as a national banking association in 1997 with its business limited to trust and related fiduciary services. At December 31, 1997, it had assets in excess of $728.3 million under management, including substantially all of the trust assets of Piedmont Trust Bank which were transferred to the Trust Company on January 31, 1997. Its primary service area includes the markets of all its affiliate banks. The Trust Company is supervised and examined by the OCC and engages solely in the provision of trust and fiduciary services.

             SELECTED CONSOLIDATED FINANCIAL DATA OF THE CORPORATION
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

         The selected consolidated financial data below should be read in connection with the financial information included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

SELECTED FINANCIAL DATA

(In Thousands, Except Per Share Data and Ratios)

                                                                         Years Ended December 31,
                                                           --------------------------------------------------------
                                                            1997        1996          1995         1994       1993
                                                            ----        ----          ----         ----       ----
SUMMARY OF OPERATIONS
Interest Income                                         $  115,425    $ 98,201    $   85,414    $ 73,356   $ 70,057
Interest Expense                                            58,779      44,775        38,404      30,310     29,837
                                                        ----------    --------    ----------    --------   --------

Net Interest Income                                         56,646      53,426        47,010      43,046     40,220
Provision for Loan Losses                                    4,011       3,451         1,725       3,476      2,115
                                                        ----------    --------    ----------    --------   --------
Net Interest Income After Provision
     For Loan Losses                                        52,635      49,975        45,285      39,570     38,105
Noninterest Income                                          13,726      11,617         9,069       2,187      7,273
Noninterest Expense                                         40,952      37,254        34,290      33,568     32,549
                                                        ----------    --------    ----------    --------   --------

Income Before Income Taxes                                  25,409      24,338        20,064       8,189     12,829
Income Tax Expense                                           8,152       7,685         5,934       1,157      3,167
                                                        ----------    --------    ----------    --------   --------
NET INCOME                                              $   17,257    $ 16,653    $   14,130    $  7,032   $  9,662
                                                        ==========    ========    ==========    ========   ========

PER SHARE DATA (1) Net Income:
     Basic                                              $     1.44    $   1.39    $     1.26    $    .65   $    .90
     Diluted                                                  1.44        1.38          1.17         .62        .85
Cash Dividends                                                 .57         .49           .35         .30        .27
Net Book Value                                               10.72        9.57          8.69        7.02       7.42

DAILY AVERAGES
Total Assets                                            $1,481,268  $1,218,753    $1,048,166    $972,971   $915,820
Interest-Earning Assets                                  1,401,212   1,159,237       989,455     913,007    866,101
Securities Available for Sale                              456,566     259,779       176,995     214,092    223,493
Securities Held to Maturity                                 81,204     107,569       131,308      80,490     52,542
Loans, Net of Unearned Income                              853,418     773,252       666,222     595,645    556,192
Allowance for Loan Losses                                   11,505      10,327         9,668       9,477      9,802
Deposits                                                   970,495     913,658       880,099     853,030    802,283
Interest-Bearing Liabilities                             1,206,247     973,160       834,352     778,243    738,535
Shareholders' Equity                                       123,409     110,205        88,960      79,988     77,360



Selected Financial Data Continued

(In Thousands, Except Per Share Data and Ratios)

                                                                        Years Ended December 31,
                                                           ------------------------------------------------------
                                                           1997        1996          1995        1994       1993
                                                           ----        ----          ----        ----       ----
AT YEAR END
Total Assets                                            $1,716,410  $1,358,127    $1,129,600    $990,169   $954,529
Interest-Earning Assets                                  1,628,088   1,274,397     1,070,223     924,147    897,622
Securities Available for Sale                              673,526     339,136       216,504     127,166    203,967
Securities Held to Maturity                                 72,243      97,922       117,052     158,130     85,771
Loans, Net of Unearned Income                              878,777     829,979       714,453     632,971    556,855
Allowance for Loan Losses                                   11,786      10,903         9,605       9,547      9,329
Deposits                                                   998,862     940,691       898,777     867,735    831,413
Interest-Bearing Liabilities                             1,430,157   1,099,369       890,737     787,145    764,691
Shareholders' Equity                                       128,652     114,069       103,632      76,595     80,221

RATIOS
Return on Average Assets                                      1.17%       1.37%        1.35%        .72%       1.06%
Return on Average Shareholders' Equity                       13.98       15.11        15.88        8.79       12.49
Average Shareholders' Equity to Average Assets                8.33        9.04         8.49        8.22        8.45
Efficiency Ratio                                             57.59       56.65        59.26       61.60       61.60
Net Interest Margin (2)                                       4.13        4.72         4.89        4.88        4.81

CREDIT QUALITY RATIOS
Allowance for Loan Losses to Nonperforming Loans            189.24%     171.65%      162.99%     201.29%     174.50%
Allowance for Loan Losses to Nonperforming Assets (3)       150.29      146.82       123.39      130.96       89.56
Allowance for Loan Losses to Year-End Loans, Net
    of Unearned Income                                        1.34        1.31         1.34        1.51        1.68
Net Charge-Offs to Average Loans, Net of Unearned
    Income                                                     .37         .28          .25         .55         .40


----------------------

(1) Share Data for the Corporation has been retroactively adjusted to reflect a 2-for-1 stock split in the form of a stock dividend to shareholders of record on March 4, 1996 and a 5-for-4 stock split in the form of a stock dividend to shareholders of record on July 15, 1993.

(2) Net interest margin is calculated on a taxable equivalent basis, using a tax rate of 35% for 1997 and 1996 and 34% for all preceding years.

(3) Nonperforming assets include nonaccrual loans, loan past due 90 days or more, other real estate and other repossessed assets.

         The following table reflects financial data for the periods indicated, restated to include the acquisition of Regency Financial Shares, Inc. in March of this year, accounted for by pooling of interests.

RESTATED SELECTED FINANCIAL DATA
(In Thousands, Except Per Share Data and Ratios)

                                                     (Unaudited)                        (Unaudited)
                                               Three Months Ended March 31           Years Ended December 31
                                               --------------------------   ------------------------------------------
                                                    1998         1997          1997          1996            1995
                                                    ----         ----          ----          ----            ----
SUMMARY OF OPERATIONS
Interest Income                                  $     36,069  $  27,863     $  121,304    $  103,623      $   90,411
Interest Expense                                       19,802     13,690         61,554        47,162          40,597
                                               --------------------------   ------------------------------------------

Net Interest Income                                    16,267     14,173         59,750        56,461          49,814
Provision for Loan Losses                               1,084        963          4,652         3,510           1,813
                                               --------------------------   ------------------------------------------
Net Interest Income After
Provison For Loan Losses                               15,183     13,210         55,098        52,951          48,001
Noninterest Income                                      3,776      3,964         13,879        11,782           9,196
Noninterest Expense                                    11,767     10,919         43,727        39,282          36,066

                                               --------------------------   ------------------------------------------

Income Before Income Taxes                              7,192      6,255         25,250        25,451          21,131
Income Tax Expense                                      2,294      1,971          8,152         8,054           6,297

                                               --------------------------   ------------------------------------------
NET INCOME                                        $     4,898  $   4,284        $17,098    $   17,397      $   14,834
                                               ==========================   ==========================================

PER SHARE DATA (1) Net Income:
Basic                                                    0.38       0.34     $     1.36    $     1.38      $     1.26
Diluted                                                  0.38       0.34           1.35          1.38            1.17
Cash Dividends                                           0.15       0.13            .57          0.47            0.34
Net Book Value                                          11.65       9.68          10.72          9.66            8.77

DAILY AVERAGES
Total Assets                                     $  1,969,111  $1,451,550    $ 1,554,578   $ 1,283,437     $ 1,106,749
Interest-Earning Assets                             1,863,960   1,369,457      1,470,357     1,220,725       1,045,449
Securities Available for Sale                         778,197     392,411        477,650       276,562         193,431
Securities Held to Maturity                            65,542      87,672         81,204       107,569         131,308
Loans, Net of Unearned Income                         992,677     882,329        901,480       817,957         705,779
Allowance for Loan Losses                              13,538      11,744         12,124        10,881          10,171
Deposits                                            1,151,325   1,001,745      1,032,179       966,865         928,857
Interest-Bearing Liabilities                        1,626,189   1,178,382      1,265,599     1,026,909         882,876
Shareholders' Equity                                  157,240     124,793        130,505       116,901          94,729


AT PERIOD END
Total Assets                                     $  2,014,648  $1,506,855    $ 1,794,242    $1,430,125      $1,192,398
Interest-Earning  Assets                            1,886,546   1,415,534      1,700,604     1,341,213       1,129,519
Securities Available for Sale                         806,877     420,925        693,957       353,398         231,002
Securities Held to Maturity                            57,103      92,886         72,243        97,922         117,052
Loans, Net of Unearned Income                         998,699     886,740        925,718       878,160         756,471
Allowance for Loan Losses                              13,832      12,097         12,375        11,496          10,129
Deposits                                            1,191,437   1,035,450      1,063,732     1,000,084         951,661
Interest-Bearing Liabilities                        1,649,202   1,222,052      1,493,030     1,157,232         938,671
Shareholders' Equity                                  155,281     121,628        135,719       121,137         109,955


RATIOS
Return on Average Assets                                 1.01%      1.20%          1.10%         1.36%           1.34%
Return on Average Shareholders's Equity                 12.63      13.92          13.10         14.88           15.66
Average Shareholders's Equity to Average                 7.99       8.60           8.39          9.11            8.56
Assets
Efficiency Ratio                                        57.40      61.67          58.77         56.93           59.29
Net Interest Margin                                      3.61       4.29           4.15          4.73            4.89
(2)

CREDIT QUALITY RATIOS
Allowance for Loan Losses to Nonperforming             140.06%    189.58%        160.76%       178.54%         171.27%
Loans
Allowance for Loan Losses to Nonperforming             117.06     166.72         132.89        153.01          129.78
Assets (3)
Allowance for Loan Losses to Period-End                  1.39       1.36           1.34          1.31            1.34
Loans, Net of Unearned Income
Net Charge-Offs to Average Loans, Net of                 0.24       0.17           0.42          0.26            0.24
Unearned Income


                               RECENT DEVELOPMENTS

         The Corporation has completed two (2) recent bank acquisitions. On February 28, 1998, the Corporation completed the acquisition of Tysons Financial Corporation ("Tysons"), a Virginia corporation, located in McLean, Virginia, and the holding company for Tysons National Bank. That Bank has a main office and three branches located in Fairfax County, Virginia. The transaction was valued at approximately $17.2 million. Tysons at December 31, 1997 had assets of $101.9 million, deposits of $90.8 million, shareholders' equity of $8.5 million, and net income for the year of $215 thousand. This transaction was accounted for as a purchase.

         On March 10, 1998, the Corporation completed its acquisition of Regency Financial Shares ("Regency"), a Virginia corporation, located in Richmond, Virginia, the holding company for Regency Bank. Regency Bank has a main office in Richmond, Virginia and a branch office in each of Henrico County, and Chesterfield County, Virginia, suburbs of Richmond. At December 31, 1997, Regency reported total assets of $77.8 million, deposits of $64.9 million, shareholders' equity of $7.1 million, and net loss of $159 thousand. The acquisition of Regency was accounted for as a pooling of interests.

         If the Tysons and Regency transactions had been completed as of year end, the total assets, deposits, shareholders' equity, and net income of the Corporation would have been $1.9 billion, $1.2 billion, $152.8 million and $17.3 million, respectively.

         On March 13, 1998, the Corporation announced that it had reached an agreement to acquire Ballston Bancorp, Inc. ("Ballston"), the holding company for the Bank of Northern Virginia, a bank with a total of three (3) offices in the Arlington, Virginia area. At December 31, 1997, Ballston reported total assets, deposits, shareholders' equity and net income of $80.3 million, $65.0 million, $8.3 million, and $770.8 thousand. This transaction is valued at approximately $19.5 million. The parties expect the transaction to close prior to September 30, 1998.

                                 USE OF PROCEEDS

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

         The proceeds to the Trust from the offering of the Old Capital Securities was $50,000,000 (before giving effect to approximately $1,250,000 of expenses of the offering payable by the Corporation). All of the proceeds from the sale of Old Capital Securities were invested by the Trust in the Junior Subordinated Debentures. The net proceeds were added by the Corporation to its general corporate funds and will be available for general corporate purposes, including, without limitation, increasing the Corporation's investment in the Banks for the possible acquisition of additional facilities, the financing of one or more future acquisitions by the Corporation, and the funding of repurchases of the Corporation's common stock which may be made from time to time. As of the date of this Prospectus, the Corporation has not entered into any agreement or understanding with respect to any such acquisitions or any other material transactions other than the pending acquisition disclosed under "MainStreet BankGroup Incorporated--Recent Developments." Initially, the net proceeds may be used to make short-term investments.

                      RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratios of earnings to fixed charges of the Corporation on a consolidated basis for the respective periods indicated.

                                                                        Year Ended December 31,
                                                --------------------------------------------------------------------
                                                1997           1996          1995            1994            1993
--------------------------------------------------------------------------------------------------------------------
Ratios of Earnings to Fixed Charges:
Including interest on deposits                 1.43x            1.54x        1.52x             1.27x           1.43x
Excluding interest on deposits                 2.22x            3.55x        6.10x             6.95x          10.30x




         The following table sets forth the ratios of earnings to fixed charges of the Corporation on a consolidated basis for the respective periods indicated, with unaudited ratios restated to reflect the acquisition of Regency Financial Shares, Inc. in March of this year, accounted for by pooling of interests.


                                                         Three Months Ended                        Year Ended
                                                             March 31,                            December 31,
                                                  -----------------------------      ------------------------------
                                                          1998         1997              1997       1996       1995
-----------------------------------------------------------------------------        ------------------------------
Ratios of Earnings to Fixed Charges:
Including interest on deposits                           1.36x        1.46x             1.41x      1.54x      1.52x
Excluding interest on deposits                           1.78x        2.53x             2.20x      3.61x      6.12x



        For purposes of computing the ratios of earnings to fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the portion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the portion deemed representative of the interest factor of rent expense, net of income from subleases.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust is treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Corporation. The Capital Securities are presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Corporation-Obligated, Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation," and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures are included in the notes to the consolidated financial statements for financial reporting purposes. For financial reporting purposes, the Corporation records Distributions payable on the Capital Securities as interest expense in the consolidated statements of income.



                                 CAPITALIZATION

        The following tables sets forth the consolidated capitalization of the Corporation as of December 31, 1997, which reflects the consummation of the offering of the Capital Securities. The following data should be read in conjunction with the financial information included in documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                  CAPITALIZATION
                                   (IN 000'S)


                                                                                          As of March 31, 1998
                                                                                               (Unaudited)
                                                                                      Excluding           Including
                                                                                      Trust                   Trust
                                                                                      Preferred           Preferred
                                                                                      ---------           ---------

     Total Long-Term Debt and Capital Lease Obligations                            $      337,682     $     337,682
     Corporation-Obligated Mandatorily Redeemable Capital Securities of
         Subsidiary Trust Holding Solely Junior Subordinated Debentures
         of the Corporation                                                                    -             50,000
                                                                                         --------          --------
Shareholders' Equity:
     Preferred Stock, Authorized 1,000,000 Shares; None Outstanding                            -                  -
     Common Stock, $5 Par Value, Authorized 20,000,000 Shares;
         Issued and Outstanding 11,996,165 Shares                                          66,655            66,655
     Capital in Excess of Par                                                              22,971            22,971
     Retained Earnings                                                                     64,225            64,225
     Unearned Compensation                                                                  (135)             (135)
     Net Unrealized Gains (Losses) on Securities, Net                                       1,565             1,565
                                                                                         --------           --------
         Total Shareholders' Equity                                                       155,281           155,281
                                                                                        ---------         ----------
         Total Long-Term Debt, Capital Lease Obligations and
         Shareholders' Equity                                                           $ 492,963         $ 542,963
                                                                                        =========         =========

----------------------------

(1) Reflects the Capital Securities at their issue price. As described herein, the sole assets of the Trust, which is a subsidiary of the Corporation, are the $50,000,000 aggregate principal amount of the Junior Subordinated Debentures (including the amounts attributable to the issuance of the Common Securities of the Trust), which will mature on December 1, 2027. The Corporation owns all of the Common Securities issued by the Trust.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

         In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and to use their best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities: (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws; and
(ii) will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by April 18, 1998, and declared effective by May 18, 1998, the Distribution rate borne by the Old Capital Securities, commencing on November 19, 1997, will increase by 0.25% per annum on the Liquidation Amount of the Old Capital Securities until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

         The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of such Old Capital Securities and who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and the New Junior Subordinated Debentures have been registered under the Securities Act. See "Risk Factors."

Terms of the Exchange Offer

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $50,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $50,000,000 of New Capital Securities in exchange for a like aggregate Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof, provided that if less that all of the Old Capital Securities are tendered in exchange by a tendering Holder, the untendered Liquidation Amount held by that Holder must be $100,000 or any integral multiple of $1,000 in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $50,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

         Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

         If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

         NEITHER THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration, Date; Extensions; Amendments

         The term "Expiration Date" means 5:00 p.m., New York City time, on June 15, 1998 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time: (i) to delay the acceptance of the Old Capital Securities for exchange;
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Corporation and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied; (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights;" and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of New Capital Securities

         Upon the terms and subject to the conditions of the Exchange Offer, promptly after the Expiration Date, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn.

         In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of: (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal; (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal; and (iii) any other documents required by the Letter of Transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce such Letter of Transmittal against such participant.

         Subject to the terms and conditions of the Exchange Offer, the Corporation and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Corporation's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Corporation and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Capital Securities

         Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and: (i) tendered Old Capital Securities must be received by the Exchange Agent; or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal and the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN-RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless: (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate; or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of
(i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

         Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i)  such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

         (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

         The Corporation's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Corporation and the Trust upon the terms and subject to the conditions of the Exchange Offer.

         Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of New Capital Securities

         The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain no-action letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own no-action letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:
(i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned no-action letters; (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities, unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Capital Securities.

         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that: (i) it is not an Affiliate of the Corporation or the Trust; (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business; and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the no-action letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any person, including any Participating Broker-Dealer, who is an Affiliate of the Corporation or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

         Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on New Capital Securities

         Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after November 19, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on June 1, 1998 will be entitled to receive Distributions accumulated from and after November 19, 1997.

Conditions to the Exchange Offer

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate of the Corporation or the Trust) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

         (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer;

         (c) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

         (d) a banking moratorium shall have been declared by United States federal or state authorities which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

         (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer; or

         (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval which either the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby has not been obtained.

         If the Corporation and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Corporation and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation and the Trust will promptly disclose such waiver or amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

         The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:


             By Registered or Certified Mail:                            By Hand or Overnight Delivery:
             --------------------------------                            -----------------------------
                   The Bank of New York                                       The Bank of New York
                 101 Barclay Street - 7E                                       101 Barclay Street
                 New York, New York 10286                                Corporate Trust Services Window
            Attention: Reorganization Section                                     Ground Level
                       Odell Romeo                                          New York, New York 10286
                                                                       Attention: Reorganization Section
                                                                                  Odell Romeo

                              Confirm by Telephone
                            or for Information call:
                                 (212) 815-6337

                             Facsimile Transmission:
                          (Eligible Institutions Only)
                                 (212) 815-6339

         Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

         The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                          DESCRIPTION OF NEW SECURITIES

Description of Capital Securities

         Pursuant to the terms of the Trust Agreement, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent undivided beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement describes the material terms of the Capital Securities but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

         General. The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $50,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the holder of the Common Securities. The Guarantee is a guarantee on a subordinated and junior basis with respect to the Capital Securities, but does not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of Guarantee."

         Distributions. Distributions on the Capital Securities are cumulative from November 19, 1997, the date of original issuance of the Old Capital Securities, and are payable semi-annually in arrears on June 1 and December 1of each year, commencing June 1, 1998, at the annual rate of 8.90% of the Liquidation Amount to the holders of the Capital Securities on the relevant record dates. The record dates are the fifteenth day of the month which precedes the month in which the relevant Distribution Date (as defined below) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), with the same force and effect as if made on such date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Martinsville, Virginia are authorized or required by law or executive order to remain closed.

         So long as no "Event of Default" (as defined in the Indenture) with respect to the Junior Subordinated Debentures (a "Debenture Event of Default") shall have occurred and be continuing, the Corporation has the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may end on a date other than an Interest Payment Date, or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.90% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of: (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period; and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock;
(ii) make any payment of principal of or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans). The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

         The revenue of the Trust available for distribution to holders of Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "--Description of Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) is guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Guarantee."

         Redemption. Upon repayment on the Stated Maturity Date or prepayment in whole or in part prior to the Stated Maturity Date of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to: (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures); (ii) in the case of the optional prepayment of the Junior Subordinated Debentures before the Initial Optional Prepayment Date upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures); and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after the Initial Optional Prepayment Date, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "--Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities.

         "Like Amount" means: (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms; and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

         The Corporation has the option to prepay the Junior Subordinated
Debentures: (i) in whole or in part, on or after the Initial Optional Prepayment Date, at the applicable Optional Prepayment Price; and (ii) in whole but not in part, at any time before the Initial Optional Prepayment Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approval. See "--Description of Junior Subordinated Debentures-Optional Prepayment" and "--Special Event Prepayment."

         Liquidation of the Trust and Distribution of Junior Subordinated Debentures. The Corporation has the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to: (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities; and (ii) the receipt of any required regulatory approval.

         The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a termination occurs as described in clause (i); (ii); (iv); or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

         If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

         After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities: (i) the Trust Securities will no longer be deemed to be outstanding; (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution; and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

         Redemption Procedures. If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "-Subordination of Common Securities."

         If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See " Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See " -- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities called for redemption will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee:" (i) Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid; and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

         Subordination of Common Securities. Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

         In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

     Events of Default; Notice. The occurrence of a Debenture Event of Default constitutes an "Event of Default" under the Trust Agreement. See " -- Description of Junior Subordinated Debentures -- Debenture Events of Default."

         Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under " -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and " -- Subordination of Common Securities."

         Removal of Issuer Trustees. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

         Merger or Consolidation of Issuer Trustees. Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

         Mergers, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under " -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that: (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures; (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any; (iv) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization;
(v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect; (vi) such successor entity has a purpose identical to that of the Trust; (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and
(viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes. In addition, the Property Trustee will be required pursuant to the Indenture to exchange, as part of the Exchange Offer, the Junior Subordinated Debentures for the Exchange Debentures, which will have terms substantially identical to the Junior Subordinated Debentures. See "Exchange Offer; Registration Rights."

         Voting Rights; Amendment of the Trust Agreement. Except as provided below and under " -- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and " -- Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities: (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; or (iii) to modify, eliminate or add any provisions of the Trust Agreement to such extent as shall be necessary to enable the Trust or the Corporation to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement; provided, however, that in each such case such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation: (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities; and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to: (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not: (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures; (ii) waive certain past defaults under the Indenture; (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures; or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

         Form, Denomination, Book-Entry Procedures and Transfer. In the event that Capital Securities are issued in certificated form, the Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged only in such blocks in the manner an at the offices described below.

         New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "-Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Depositary Procedures. Other Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities, except in the limited circumstances described below. See "-Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Capital Securities subject to transfer under Rule 144A and Other Capital Securities will be subject to certain restrictions on transfer and will bear a restrictive legend. In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

         DTC has advised the Trust and the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system also is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC also has advised the Trust and the Corporation that, pursuant to procedures established by it: (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities; and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "-Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAME, WILL NOT RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for: (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in the Global Capital Securities; or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. None of the Trust, the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Old Capital Securities for exchange pursuant to the Exchange Offer) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Capital Securities in registered certificated form and to distribute such Capital Securities to its Participants.

         So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Securities for all purposes under the Trust Agreement.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

         Exchange of Book-Entry Capital Securities for Certificated Capital Securities. A Global Capital Security is exchangeable for Capital Securities in registered certificated form if: (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act;
(ii) the Corporation in its sole discretion elects to cause the issuance of the Capital Securities in certificated form; or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the legend referred to in "Notice to Investors," unless the Property Trustee determines otherwise in compliance with applicable law.

         Exchange of Certificated Capital Securities for Book-Entry Capital Securities. Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security, unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

         Payment and Paying Agency. Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates. Payments in respect of Capital Securities that are not held by the Depositary shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register maintained by the Securities Registrar appointed under the Trust Agreement. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

         Restrictions on Transfer. The Capital Securities will be issued and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

         Registrar and Transfer Agent. The Property Trustee will act as registrar and transfer agent for the Capital Securities. Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

         Information Concerning the Property Trustee. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

         Miscellaneous. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association or publicly-traded partnership taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         Holders of the Trust Securities have no preemptive or similar rights. The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Description of Junior Subordinated Debentures

         The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as a separate series under the Indenture between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture describes the material terms thereof, but does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

         General. Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Old Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures as soon as practicable after the date hereof.

         The Junior Subordinated Debentures bear interest from November 19, 1997 at the annual rate of 8.90% of the principal amount thereof, payable semi-annually in arrears on June 1and December 1 of each year (each, an "Interest Payment Date"), commencing June 1, 1998, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month preceding the month in which the relevant payment date falls. The Junior Subordinated Debentures will mature on December 1, 2027. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.90% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The New Junior Subordinated Debenture will be issued in denominations of $100,000, and multiples of $1,000 in excess thereof. The New Junior Subordinated Debentures rank pari passu with the Old Junior Subordinated Debentures and with all Other Debentures and are unsecured and are subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See " -Subordination."

         The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation is a legal entity separate and distinct from its subsidiaries. Holders of Junior Subordinated Debentures should look only to the Corporation for payments on the Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends, interest and fees from its subsidiaries. The Corporation relies primarily on dividends from the Banks to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. In addition to restrictions on the payment of dividends, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Banks' capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Banks' capital and surplus.

         Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. At December 31, 1997, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $1.4 billion, including deposit liabilities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries (including the subsidiaries' deposit liabilities) and all liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness. See " -- Subordination."

         Form, Registration and Transfer. If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer." The Junior Subordinated Debentures will be issuable only in registered form without coupons in minimum denominations of $100,000 (100 Junior Subordinated Debentures) and integral multiples of $1,000 in excess thereof.

         Payment And Paying Agents. Payment of principal of (and premium, if any) and interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form: (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures; or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation at all times will be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

         Option to Extend Interest Payment Date. So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.90%, compounded semi-annually, to the extent permitted by applicable law. During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock;
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans). The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of: (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period; or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

         Optional Prepayment. The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after December 1, 2007 (the "Initial Optional Prepayment Date"), subject to the Corporation having received any required regulatory approval, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment if prepaid during the 12-month period beginning the years indicated below:


         YEAR......................................PERCENTAGE
         2007........................................104.450%
         2008........................................104.005%
         2009........................................103.560%
         2010........................................103.115%
         2011........................................102.670%
         2012........................................102.225%
         2013........................................101.780%
         2014........................................101.335%
         2015........................................100.890%
         2016........................................100.445%
         2017 and thereafter ........................100.000%

         Special Event Prepayment. Prior to the Initial Optional Prepayment Date, if a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of any required regulatory approval, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" shall be equal to the greater of (x) 100% of the principal amount of the Junior Subordinated Debentures or (y) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures from the prepayment date to the Stated Maturity Date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of prepayment. If, following the occurrence of a Special Event, the Corporation exercises its option to prepay the Junior Subordinated Debentures, then the proceeds of that prepayment must be applied to redeem a Like Amount of Trust Securities at the Special Event Redemption Price. See "Description of New Capital Securities-Redemption."

         A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

         A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, there is more than an insubstantial risk that:
(i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures; (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         A "Regulatory Capital Event" means the receipt by the Corporation of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of: (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory agency; or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures, the Capital Securities do not constitute, or within 90 days of the date thereof, would not constitute, Tier 1 Capital (or its then equivalent if the Corporation were subject to such capital requirement).

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus; (i) 2.710% if such prepayment date occurs prior to December 1, 1998; and (ii) 2.160% in all other cases.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term to maturity of the Junior Subordinated Debentures (the "Remaining Life") to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities as selected by the Quotation Agent shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

         "Treasury Rate" means: (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "Selected Interest Rates-H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally-recognized U.S. Government securities dealer in New York City selected by the Corporation.

         "Comparable Treasury Price" means, with respect to any prepayment date:
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities;" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures such amounts as shall be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

         Certain Covenants of the Corporation. The Corporation has agreed that it will not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock; (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock,
(e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (3) the Corporation shall have given notice of its election to exercise an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

         So long as the Trust Securities remain outstanding, the Corporation also has agreed: (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities; (ii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes; and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

         Modification of Indenture. From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected: (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see " -- Option to Extend Interest Payment Date") or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof; or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

         Debenture Events of Default. The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or to the Corporation and the Debenture Trustee from the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) or Liquidated Damages, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

         The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture. The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

         Enforcement of Certain Rights by Holders of Capital Securities. If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities Events of Default; Notice."

         Consolidation, Merger, Sale of Assets and Other Transactions. The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations under the Indenture with respect to the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

         Satisfaction and Discharge. The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation: (i) have become due and payable; or (ii) will become due and payable at maturity or called for redemption within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, to the date of the redemption or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

         Subordination. In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

         No payments on account of principal, or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Indebtedness" means: (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" means: (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation; and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

         "Indebtedness Ranking Junior to the Junior Subordinated Debentures" means any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

         "Senior Indebtedness" means all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from the Banks to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its subsidiaries. Holders of Junior Subordinated Debentures should look only to the Corporation for payments on the Junior Subordinated Debentures. There are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. See " -- General." In addition, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Banks' capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Banks' capital and surplus. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries.

         Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. At December 31, 1997, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $1.4 billion, including deposit liabilities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries (including the subsidiaries' deposit liabilities) and all liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness. See " -- Subordination."

         Restrictions on Transfer. The Junior Subordinated Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 (100 Junior Subordinated Debentures) and multiples of $1,000 in excess thereof. Any such transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

     Governing Law. The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

         Information Concerning the Debenture Trustee. Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

         The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Corporation for the New Guarantee for the benefit of the holders from time to time of the New Capital Securities. The Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee describes the material terms of the Guarantee, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

         General. The Corporation has agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), are subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time,
(ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to holders of the Capital Securities or the redemption of all Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee effectively are subordinated to all existing and future liabilities of the Corporation's Subsidiaries, including the Corporation's Subsidiaries deposit liabilities, and all liabilities of any future subsidiaries of the Corporation. Claimants should look only to the assets of the Corporation for payments under the Guarantee. See "--Description of Junior Subordinated Debentures--General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

         The Corporation has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

         Status of Guarantee. The Guarantee constitutes an unsecured obligation of the Corporation and ranks subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures.

         The New Guarantee ranks pari passu with the Old Guarantee and with all Other Guarantees issued by the Corporation after the Issue Date with respect to capital securities, if any, issued by Other Trusts. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation.

         Events of Default. An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

         Amendments and Assignment. Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

         Termination. The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

         Information Concerning the Guarantee Trustee. The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     Governing Law. The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                          DESCRIPTION OF OLD SECURITIES

         The terms of the Old Securities are identical in all materials respects to the New Securities, except that: (i) the Old Securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by April 18, 1998 and declared effective by May 18, 1998, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by May 18, 1998, then interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as the Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of New Securities--Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Corporation does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee does not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Securities, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Capital Securities

         A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or an Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Limited Purpose of the Trust

         The Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. The Capital Securities represent beneficial ownership interests in the Trust. A principal difference between the rights of a holder of Capital Securities and a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from the Corporation the principal amount of (and premium, if any) and interest on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

Rights Upon Termination

         Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

         In the opinion of Flippin, Densmore, Morse, Rutherford & Jessee, a Professional Corporation, special federal income tax counsel to the Corporation and the Trust ("Tax Counsel") in connection with the Exchange Offer, the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Tax Counsel is not binding on the Internal Revenue Service (the "IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

Exchange of Capital Securities

         The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes, because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities, and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

Classification of the Junior Subordinated Debentures

         The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Corporation for all United States federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the IRS, or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.


Classification of the Trust

         Assuming full compliance with the terms of the Trust Agreement, the Indenture, the other operative documents described in the Offering Memorandum dated November 14, 1997 for the purpose of issuing the Old Capital Securities and the operative documents described in the Prospectus, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.



Interest Income and Original Issue Discount

         Under Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

         Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," within the meaning of the Regulations, the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. In each case the amount of OID that will accrue in any month will approximately equal the amount of interest accruing at the stated interest rate.

         The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein and assert that the Junior Subordinated Debentures were originally issued with OID.

         Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

         The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

         Under certain circumstances described herein (see "Description of New Securities--Description of New Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

Sales of Capital Securities

         A holder that sells Capital Securities (including a redemption of the Capital Securities by the Corporation for cash) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than eighteen months.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Proposed Tax Legislation

         In 1997, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest in respect of certain types of debt obligations. The Administration's Proposal would apply to debt obligations, such as the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. That proposed legislation was not adopted by Congress. However, Congress continues to consider substantial changes to the tax code, including a "flat" tax and a "national sales tax." If the U.S. Congress should adopt changes to the current tax code, it is impossible to predict the effect on the tax treatment of the Capital Securities and the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of Capital Securities would receive cash in redemption of their Capital Securities.

United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

         A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includable in its gross income for federal income tax purposes without regard to its source. (For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust; and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.)

         Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

         As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could, as the proposed legislation would have, adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

         A United States Alien Holder that holds Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

Information Reporting to Holders

     Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

Backup Withholding

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

         Each of the Corporation (the obligor with respect to the Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA and certain employee benefit-related provisions of the Code. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the
Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving banks' collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house manager). In addition, a Plan fiduciary considering the acquisition of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, any persons exercising discretion with respect to the Junior Subordinated Debentures may become fiduciary parties in interest or disqualified persons with respect to investing Plans. Accordingly, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Corporation may not remove the Property Trustee without the approval of a majority of the holders of the Capital Securities.

         A Plan fiduciary should consider whether the acquisition of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

         THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

         THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"); OR (ii) THE ACQUISITION AND HOLDING OF THIS CAPITAL SECURITY BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR EXEMPT FROM ANY SUCH PROHIBITION.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of New Capital Securities."

         The Corporation or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

         Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Corporation by Flippin, Densmore, Morse, Rutherford & Jessee, P.C.


                                     EXPERTS

         The consolidated financial statements of MainStreet BankGroup Incorporated and subsidiaries included in the Corporation's Annual Report on Form 10-K for each of the three years in the period ended December 31, 1997, incorporated by reference in this Registration Statement, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         MainStreet's Articles of Incorporation implement the provisions of the Virginia SCA, which provide for the indemnification of MainStreet's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under sections 13.1-697 and 13.1-702 of the Virginia SCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. MainStreet's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them be reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. MainStreet also carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. In addition, the Virginia SCA and MainStreet's Articles of Incorporation eliminate the liability of a director or officer of MainStreet in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia SCA are hereby incorporated herein by reference.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                                                  DESCRIPTION
4.1               Indenture of the Corporation relating to the Junior Subordinated Debentures*
4.2               Form of Certificate of New Junior Subordinated Debentures*
4.3               Certificate of Trust of MainStreet Capital Trust I*
4.4               Amended and Restated Declaration of Trust of MainStreet Capital Trust I*
4.5               Form of New Capital Security Certificate for MainStreet Capital Trust I*
4.6               Form of New Guarantee of the Corporation relating to the New Capital Securities*
4.7               Registration Rights Agreement*
5.1               Opinion and consent of Flippin, Densmore, Morse, Rutherford &
                  Jessee, (a professional corporation) as to legality of the New Capital
                  Securities, the New Junior Subordinated Debentures, and the New Guarantee to be
                  issued by the Corporation
5.2               Opinion and consent of Flippin, Densmore, Morse, Rutherford & Jessee, (a professional corporation)
                  as to effects of Delaware law.
8                 Opinion of Flippin, Densmore, Morse, Rutherford & Jessee,  (a professional corporation) as to certain federal income tax matters
12.1              Computation of ratio of earnings to fixed charges (excluding interest on deposits)*
12.2              Computation of ratio of earnings to fixed charges (including interest on deposits)*
12.3              Restated computation of ratios of earnings to fixed charges (excluding interest on deposits)
12.4              Restated computation of ratios of earnings to fixed charges (including interest on deposits)
23.1              Consent of Coopers & Lybrand L.L.P.
23.2              Consent of Flippin, Densmore, Morse, Rutherford & Jessee, P.C. (included in Exhibits 5.1, 5.2, and 8)*
24.1              Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)
24.2              Power of Attorney of new director of the Corporation (located on the signature page hereto)
25.1              Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture
25.2              Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
                  Declaration of Trust of MainStreet Capital Trust I
25.3              Form T-1 Statement of Eligibility of The Bank of New York
                  under the New Guarantee for the benefit of the holders of New
                  Capital Securities of MainStreet Capital Trust I
99.1              Form of Letter of Transmittal
99.2              Form of Notice of Guaranteed Delivery
99.3              Request for Acceleration of Effectiveness of the Registration Statement

---------------------
* Filed previously.


ITEM 22. UNDERTAKINGS

         Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Each of the undersigned Registrants hereby also undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, MainStreet BankGroup Incorporated certifies that it has reasonable grounds that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia on the 14th day of May, 1998.

                        MAINSTREET BANKGROUP INCORPORATED


                            By:     /s/Michael R. Brenan
                                    --------------------------------------
                                    Michael R. Brenan
                                    President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of MainStreet BankGroup Incorporated whose signature appears below hereby appoints James E. Adams and Rebecca J. Jenkins, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable MainStreet BankGroup Incorporated to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.



/s/Michael R. Brenan                                    Date:  May 14, 1998
-------------------------------------
 Michael R. Brenan
 President, Chief Executive
   Officer and Chairman of the Board
   (principal executive officer and chairman)



/s/James E. Adams                                       Date:  May 14, 1998
-------------------------------------
 James E. Adams
 Executive Vice President and
   Chief Financial Officer
   (principal financial and
    accounting officer)



/s/W. Christopher Beeler, Jr.                           Date:  May 14, 1998
- -------------------------------------
 W. Christopher Beeler, Jr.
 Director



/s/Thomas B. Bishop                                     Date:  May 14, 1998
- -------------------------------------
 Thomas B. Bishop
 Director

/s/Alfred J. T. Byrne                                   Date:  May 14, 1998
- -------------------------------------
 Alfred J. T. Byrne
 Director



/s/William L. Cooper, III                               Date:  May 14, 1998
-------------------------------------
 William L. Cooper, III
 Director



/s/Billy P. Craft                                       Date:  May 14, 1998
-------------------------------------
 Billy P. Craft
 Director



/s/Phillip W. Dean                                      Date:  May 14, 1998
-------------------------------------
 Phillip W. Dean
 Director



/s/I. Patricia Henry                                    Date:  May 14, 1998
-------------------------------------
 I. Patricia Henry
 Director



/s/Larry E. Hutchens                                    Date:  May 14, 1998
-------------------------------------
 Larry E. Hutchens
 Director

/s/William O. McCabe,. Jr., M.D.                        Date:  May 14, 1998
-------------------------------------
 William O. McCabe, Jr., M.D.
 Director



/s/Albert L. Prillaman                                  Date:  May 14, 1998
-------------------------------------
 Albert L. Prillaman
 Director


/s/C. Leland Bassett                                    Date:  May 14, 1998
-------------------------------------
 Leland Bassett
 Director


         Pursuant to the requirements of the Securities Act of 1933, MainStreet Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia, on the 14th day of May 1998.

                           MAINSTREET CAPITAL TRUST I



                           By:  /s/James E. Adams
                           ------------------------------
                           James E. Adams
                           Administrative Trustee



                           By:  /s/Rebecca J. Jenkins
                           ------------------------------
                           Rebecca J. Jenkins
                           Administrative Trustee



                           By:  /s/Brenda H. Smith
                           ------------------------------
                           Brenda H. Smith
                           Administrative Trustee